SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2010

Forgehouse, Inc.
 (Exact name of registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation)	000-51465 (Commission File Number)	20-1904354 (IRS Employer Identification No.)

1906 Berkeley Avenue, Los Angeles, CA	90026
(Address of principal executive offices)	(Zip Code)

(323) 868-2002
Registrant’s telephone number, including area code

______________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 4, 2010, Forgehouse, Inc. (“Registrant”) dismissed Kelly & Company (“Kelly”) as the Registrant’s principal accountant effective on such date. The reports of Kelly on the Registrant’s financial statements for fiscal years 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, were not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to the Registrant’s ability to continue as a going concern. The Registrant engaged MaloneBailey LLP (“Malone”) as its new principal accountant effective as of August 4, 2010. The decision to change accountants was recommended and approved by the Registrant’s Board of Directors.

During fiscal years 2009 and 2008, and the subsequent interim period through August 4, 2010, the date of dismissal, there were no disagreements with Kelly on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Kelly, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

The Registrant engaged Malone as the Registrant’s new independent accountant as of August 4, 2010.  During fiscal years 2009 and 2008, and the subsequent interim period through August 4, 2010, the Registrant nor anyone on the Registrant’s behalf engaged Malone regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

The Registrant has made the contents of this Form 8-K available to Kelly and requested it to furnish a letter to the Securities and Exchange Commission as to whether Kelly agrees or disagrees with, or wishes to clarify the Registrant’s expression of its views. A copy of such letter is attached hereto as Exhibit 16.1.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
16.1	Letter from Kelly & Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Forgehouse, Inc.

Date: August 5, 2010	By:	/s/ Christian Negri
Christian Negri President